UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 4, 2007 (October 4, 2007)
GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida (State of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)
9000 Town Center Parkway
Bradenton, Florida 34202
(Address of principal executive offices / Zip Code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 4, 2007, Gevity HR, Inc. (the “Company”) issued a press release announcing its intention to appoint Michael J. Lavington to the newly created position of Chief Operating Officer. Mr. Lavington is a UK citizen and his appointment as Chief Operating Officer is subject to the approval of work authorization. Mr. Lavington has been serving as a director of the Company since September 2006. Once COO, Mr. Lavington will report to Chairman and Chief Executive Officer, Erik Vonk, to take an end-to-end perspective on all operating processes.
     Mr. Lavington has worked in executive HR roles and at the Managing Director level for major UK and US corporations. He has also been a main Board Director of Mecca Leisure Group, a UK FTSE company. In the late 1980’s, Mr. Lavington was the Divisional Managing Director of Mecca Leisure’s Overseas Division, which included the Hard Rock Cafe Group. More recently, from 1997 to 1999, he was President and CEO of Resorts USA Inc., a subsidiary of the Rank Group where he also served as the Group HR Director from 1990 to 1997. From 2000 until 2002, he was Senior Vice President HR and Property for Global Telesystems (GTS). In 2003, he became an independent business consultant and has served clients in both the UK and the US. Mr. Lavington has been a director of the Company since 2006.
     A copy of the press release is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated October 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC. (Registrant)

Dated: October 4, 2007	By:	/s/ Edwin E. Hightower, Jr

	Name: Title:	Edwin E. Hightower, Jr. Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 4, 2007.